Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement of Infinity Energy Resources, Inc. on Form S-3, of our report dated March 3, 2006 relating to the consolidated financial statements appearing in Infinity Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the caption “Experts” in this Registration Statement.
April 5, 2006
Denver, Colorado